UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 4, 2021

Home Point Capital Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39964	90-1116426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2211 Old Earhart Road, Suite 250
Ann Arbor, Michigan 48105
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (888) 616-6866

Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0000000072 per share	HMPT	The Nasdaq Stock Market LLC (The Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement.
On May 4, 2021, Home Point Financial Corporation (“HPF”), a New Jersey Corporation and a wholly owned subsidiary of Home Point Capital Inc., a Delaware corporation (the “Company”), entered into a Second Amended and Restated Credit Agreement (the “Credit Agreement”) with Goldman Sachs Bank USA, as the administrative agent (the “Administrative Agent”), the Company, as guarantor, and the financial institutions that may from time to time become parties thereto as lenders. The Credit Agreement amends and restates that certain Amended and Restated Credit Agreement, dated as of July 11, 2019 (as amended, supplemented or otherwise modified, the “Prior Credit Agreement”). All obligations of HPF under the Credit Agreement are guaranteed by the Company.
The Credit Agreement provides for amendments to certain terms set forth in the Prior Credit Agreement, including (i) increasing the maximum facility amount, collateralized by Federal National Mortgage Association, Federal Home Loan Mortgage Corporation, and Government National Mortgage Association (“GNMA”) mortgage servicing rights, from $500.0 million to $1.0 billion, of which $650.0 million is committed and $350.0 million is uncommitted, and (ii) extending the three-year revolving period from January 31, 2022 to May 4, 2024, followed by a one-year period during which the balance drawn must be repaid and no further amounts may be drawn down, which ends on May 4, 2025. The changes to the GNMA extended three-year revolving period will take effect upon acknowledgement and approval by GNMA.
The Credit Agreement contains certain customary events of default, including in the event of a change of control, and certain covenants and restrictions that, among other things, require delivery of specified financial reports, restrict each of HPF’s and the Company’s ability to consolidate, merge, sell, or otherwise dispose of all or substantially all of its assets and enter into certain transactions with its affiliates, and limit each of HPF’s and the Company’s ability to pay dividends on or make distributions in respect of its capital stock if a potential event of default or an event of default exists or will exist after giving effect thereto. HPF and the Company are also subject to certain financial maintenance covenants under the Credit Agreement, which require each of HPF and the Company to not exceed a specified ratio of debt to tangible net worth at the end of each calendar month, to maintain certain minimum liquidity and tangible net worth requirements, and to comply with a limitation on additional indebtedness.
If either of HPF or the Company fails to perform its obligations under these and other covenants, or should any event of default occur, the commitments under the Credit Agreement may be terminated and any outstanding advances and other obligations, together with accrued interest, under the Credit Agreement could be declared immediately due and payable.
Certain affiliates of the Administrative Agent have performed commercial banking, investment banking, or advisory services for the Company from time to time for which they have received customary fees and reimbursement of expenses. They may, from time to time, engage in transactions with and perform services for the Company in the ordinary course of its business for which they may receive customary fees and reimbursement of expenses.
The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference.
Item 2.03Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information contained in Item 1.01 above is hereby incorporated in this Item 2.03 by reference.

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 4, 2021, based upon the recommendation and approval of the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of the Company, the Board approved certain Restricted Stock Unit (“RSU”) and Performance Stock Unit (“PSU”) awards under the Company’s 2021 Incentive Plan to Mark E. Elbaum with respect to his continuing responsibilities as the Company’s Chief Financial Officer and to certain other senior officers. The awards are allocated between RSUs and PSUs on a 50% and 50% basis, respectively. The Compensation Committee also established PSU performance goals for the performance period beginning on the first day of the Company’s third fiscal quarter of 2021 and ending on the last day of the Company’s second fiscal quarter of 2024 (the “Performance Period”) based on the Company’s three-year average return-on-equity, consisting of the Company’s publicly reported quarterly net income and quarterly shareholders’ equity.
Mr. Elbaum was granted 52,966 time-vesting RSUs, which vest in equal annual installments over three years, subject to Mr. Elbaum’s continued service with the Company. Mr. Elbaum was also granted 52,966 PSUs, based on the target level established by the Compensation Committee and the Board. The payout of Mr. Elbaum’s PSUs can range from 0% to 150% of the number of PSUs granted, depending on Mr. Elbaum’s continued service with the Company and the extent to which the performance goals have been achieved at the end of the Performance Period.
Mr. Elbaum's awards are being granted pursuant to new forms of award agreements for RSU and PSU awards applicable for certain grants under the Company's 2021 Incentive Plan. Among other things, the forms of award agreements provide that upon the employee’s (i) involuntary termination without cause or (ii) termination due to death or disability, in each case, on or after a change in control of the Company (as defined in the Company’s 2021 Incentive Plan), the RSUs shall fully vest and the PSUs shall vest based on actual performance through the date of the change in control.
The foregoing descriptions of the RSU and PSU awards and forms of award agreements are further qualified in their entirety by reference to the full text of the Restricted Stock Unit Award Notice and Agreement and the Performance Stock Unit Award Notice and Agreement, which are filed as exhibits to this Current Report on Form 8-K as Exhibits 10.2 and 10.3, respectively, and incorporated herein by reference.
Item 9.01Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description

10.1+	Second Amended and Restated Credit Agreement, dated as of May 4, 2021, by and among Home Point Financial Corporation, as borrower, Home Point Capital Inc., as guarantor, Goldman Sachs Bank USA, as administrative agent, and the lenders party thereto.

10.2	Form of Restricted Stock Unit Award Notice and Agreement.
10.3	Form of Performance Stock Unit Award Notice and Agreement

+

Certain portions of this exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The Company agrees to furnish supplementally an unredacted copy of the exhibit to the Securities and Exchange Commission upon its request.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOME POINT CAPITAL INC.

Date: May 7, 2021

	By:	/s/ Jean Weng

	Name:	Jean Weng
	Title:	General Counsel and Corporate Secretary